Exhibit 10.11

SOFTWARE LICENSE AGREEMENT

This Software Licensing Agreement (the “Agreement”) made as of the 15th day of April, 2002 (“Effective Date”), by and between Lightning Rod Software Inc., a Delaware corporation, with its principle address at 5720 Smetana, Suite 300, Minnetonka, MN 55343 (“Lightning Rod Software” or “LRS”) and Atio International, Inc., and Atio Corporation (PTY) Ltd. (collectively referred to hereafter as “Atio”), with their principle address at P.O. Box 4467, Rivonia 2128, Johannesburg, South Africa.  Atio and Lightning Rod Software are hereinafter also referred to as the “Parties” collectively and the “Party” individually.

PREAMABLE

WHEREAS, Atio and LRS have identified a potential business transaction between the Parties with respect to the “Licensed Software” (as defined below);  and

WHERAS, this Agreement represents the Definitive Agreement with respect to LRS licensing the Licensed Software to Atio;

NOW THEREFORE, the Parties wish to confirm their understanding as follows:

1.               DEFINITIONS

(a)                                          “End User Customers” means an entity or person that uses or imports the Licensed Software alone or as part of or in connection with an Applicable Atio Product(s) for use in the territories identified in Exhibit A.

(b)                                         “End User Customer License” means a non-transferable right granted to an End User Customer by Atio to make copies, use and import in object format only the Licensed Software alone or as part of or in connection with an Applicable Atio Product(s).  The End User Customer License shall be in accordance with the terms and conditions of Atio’s standard license with respect to Atio software products.

(c)                                          “Licensed Software” means the Lightning Rod Software CyberCall  and AtioCall computer software programs and Update(s), if any, provided to Atio by Lightning Rod Software, as described in Exhibit A attached hereto and the “LRS Pre-Existing Information”.

(d)                                         “Documentation” means manuals and other materials supplied to Atio by Lightning Rod Software, in any medium, relating to design, maintenance, installation, operation, or training of the Licensed Software.

(e)                                          “Update(s)” means a version of the Licensed Software that includes bug fixes, additions, or changes made by Lightning Rod Software to the then current version of the Licensed Software, but does not include Interaction Manager or later versions of LRS’s software products or additions, enhancements, or derivatives thereof.

(f)                                            “Intellectual Property” means all copyrights, patents, patent applications, maskworks, trade secrets or other intellectual property rights and derivatives.

(g)                                         “LRS Pre-Existing Information” means LRS’s specifications, designs, plans, drawings, software, data prototypes or other technical or business information related to the  LRS Licensed Software as described in Exhibit A attached hereto which (i) is evidenced by the written record kept by LRS in the ordinary course of its business and (ii) is considered proprietary or confidential.

2.             Grant of License.

2.1                                 Development Rights.  Lightning Rod Software hereby grants to Atio solely for the territories listed in Exhibit A attached hereto a non-exclusive, perpetual (unless terminated by Atio’s material default in accordance with Section 9.2), non-transferable (except as provided herein), non-assignable (except as provided herein), royalty free license, under Lightning Rod Software’s or Lightning Rod Software supplier’s copyrights and patents for any works of authorship or inventions respectively embodied in the Licensed Software, to use, copy, modify, store, process and import the Licensed Software in object and source code format for purposes of support, correcting bugs, errors and defects, and developing, enhancing, improving, adapting, extending, adding to, modifying and creating derivatives of the Licensed Software.

2.2                                 Distribution Rights.  Lightning Rod Software hereby grants to Atio solely for the territories listed in Exhibit A attached hereto a non-exclusive, perpetual (unless terminated by Licensee’s material default in accordance with Section 9.2), non-transferable (except as provided herein), non-assignable (except as provided herein) and royalty free license, under Lightning Rod Software’s or Lightning Rod Software supplier’s copyrights and patents for any works of authorship or inventions respectively embodied in the Licensed Software, to (a) import, develop and incorporate the Licensed Software into and/or use the Licensed Software in connection with certain of Atio’s products as such products are determined by Atio from time to time in its sole and absolute discretion (“Applicable Atio Product(s)”); (b) distribute, sell and offer to sell to End User Customers the Licensed Software and derivatives thereof (and copies of both), in object format only, either alone or as part of and/or in conjunction with any and all Applicable Atio Product(s); and (c) grant to End User Customers an End User Customer License to copy, use and import the Licensed Software which is sold alone or is incorporated into and part of the Applicable Atio Product(s) or used in connection with the Applicable Atio Product(s).

2.3                                 Documentation:  Lightning Rod Software hereby grants to Atio solely for the territories listed in Exhibit A attached hereto a royalty free, non-exclusive, perpetual (unless terminated by Atio’s material default in accordance with Section 9.2), non-transferable (except as provided herein), non-assignable (except as provided herein) license, under Lightning Rod Software’s or Lightning Rod Software supplier’s copyrights for any works of authorship embodied in the Documentation, when done in connection with the development or modification to the LRS Software or efforts to market, sell or license Licensed Software, to (a) use, copy and modify the Documentation; (b) have the Documentation copied and modified; (c) incorporate the whole or parts of the Documentation into other similar materials prepared by or for Atio; (d) distribute the Documentation and copies thereof, in whole or in part, to End User Customers in conjunction with the sale of the Licensed Software alone or as part of or in connection with Applicable Atio Product(s); and (e) grant to End User Customers the right to copy and use the Documentation.

2.4                                 Trademark:  Lightning Rod Software grants to Atio solely for the territories listed in Exhibit A attached hereto a royalty free, non-exclusive, non-transferable (except as provided herein), non-assignable (except as provided herein) right to use Lightning Rod Software trademarks set forth in Exhibit A in association with the marketing, advertisement, distribution, sale, and use of the Licensed Software.

2.5                                 No Other Licenses.  Except as provided herein, no license or other right is granted, by either Party to the other, by implication, estoppel or otherwise, under any patents, trade secrets, or other intellectual property rights now or hereafter owned or controlled by such Party except for the licenses and rights expressly granted in this Agreement.  Notwithstanding anything to the contrary herein, Lightning Rod Software agrees not to license the Licensed Software to any other person or entity in the territories listed in Exhibit A after the effective date hereof for as long as this agreement remains effective.  This licensing prohibition does not extend to Interaction Manager or later versions of LRS’s software products, or additions, enhancements, or derivatives thereof or to LRS’s license agreement with Dialogic Corporation  or  to any modifications or amendments thereto.

3.             OWNERSHIP

3.1                                 Subject to the licenses and rights granted to Atio pursuant to this Agreement, all right, title and interest in and to the Licensed Software and Documentation are and shall at all times remain Lightning Rod Software or Lightning Rod Software supplier’s sole and exclusive property.

3.2                                 Notwithstanding anything to the contrary contained herein, the Parties agree that any development, enhancement, improvement, adaptation, extension, addition, derivative or other modification to the Licensed Software made by Atio or its contractors in accordance with the terms and conditions of this Agreement, and any Intellectual Property in any such development, enhancement, improvement, adaptation, extension, addition, derivative or other modification, shall be owned exclusively by Atio, but shall be subject to the terms and conditions of this Software License Agreement, including the territorial limitations contained herein.

4.             COMPENSATION

In full and satisfactory consideration for the licenses and rights granted hereunder, Atio shall compensate LRS as follows:  (1)  conveying and assigning to LRS Four Hundred One Thousand Eight Hundred Seventeen (401,817) shares of LRS’s common stock owned by Atio represented by Certificate Nos. 130 (171,817 shares), 274 (115,000 shares), and 275 (115,000 shares); (2) canceling Atio’s exclusive reseller agreement with LRS entered into in July, 2000; and (3) paying to LRS in advance in U.S. dollars the equivalent  sum of Three Hundred Fifty Thousand (350,000.00) South African Rand at the exchange rate prevailing at the date of execution of this Software License Agreement.

5.                                      MAINTENANCE AND SUPPORT OBLIGATION

LRS undertakes no maintenance and support obligations and will not maintain and support the Licensed Software and Update(s), if any, as a result of entering into this Software License Agreement.

6.                                      WARRANTIES:

THE LICENSED SOFTWARE IS FURNISHED BY LIGHTNING ROD SOFTWARETM AND ACCEPTED BY LICENSEE “AS IS,” WITHOUT ANY WARRANTY WHATSOEVER. ALL WARRANTIES, EXPRESS OR IMPLIED, ARE SPECIFICALLY EXCLUDED AND DISCLAIMED.  LIGHTNING ROD SOFTWARETM DOES NOT WARRANT THAT THE LICENSED SOFTWARE WILL MEET ATIO’S REQUIREMENTS OR THAT THE OPERATION OF THE LICENSED SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE, AS BETWEEN LIGHTNING ROD SOFTWARETM AND ATIO, THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE LICENSED SOFTWARE IS WITH ATIO.

LRS warrants that it shall supply all versions, releases of the Licensed Software modules and  files, as reviewed by the Atio team during March and April 2002, and a summary of which is attached in Exhibit “A” hereto. In the event that initial software supplied by LRS is found to be incomplete from what is documented in Exhibit “A” then LRS shall provide the missing software using its best endeavors in good faith.

7.             INTELLECTUAL PROPERTY INDEMNIFICATION

7.1                               Lightning Rod Software will protect, defend, indemnify, and hold Atio harmless from and against any suit or proceeding brought against Atio, its parent, subsidiaries or customers, based upon a claim that the Licensed Software delivered to Atio hereunder, in whole or in part infringes any patent, copyright, trade secret, or other Intellectual Property right of any person.  Lightning Rod Software’s indemnification will include all damages and costs awarded, including attorneys’ fees, and any cost of settling any suit or proceeding if the settlement is approved by Lightning Rod Software or Lightning Rod Software has failed to meet its obligations to defend the suit or proceeding when requested by Atio.

7.2                               Atio agrees to promptly notify Lightning Rod Software of any such claim of infringement and will provide information, assistance, and cooperation in defending the suit or proceeding (at Lightning Rod Software’s expense).

7.3                               If the Licensed Software delivered to Atio hereunder, or any portion thereof, is found to infringe the rights of any third party and its use is enjoined, Lightning Rod Software will, at Atio’s option and at Lightning Rod Software expense, either (a) procure for Atio a license or right to continue to use the Licensed Software or the applicable portion of the Licensed Software, (b) replace the Licensed Software or applicable portion with a non-infringing Licensed Software or portion, or (c) modify the Licensed Software or infringing portion to become non-infringing.

8.                                           LIMITATION OF LIABILITY

IN NO EVENT WILL LIGHTNING ROD SOFTWARETM BE LIABLE TO ATIO OR ANY OTHER PERSON FOR ANY LOST PROFITS, LOST SAVINGS, LOST DATA, OR OTHER SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY PRODUCT OR SERVICE FURNISHED OR TO BE FURNISHED BY LIGHTNING ROD SOFTWARETM UNDER THIS AGREEMENT OR THE USE THEREOF, EVEN IF LIGHTNING ROD SOFTWARETM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND THE AGGREGATE LIABILITY OF LIGHTNING ROD SOFTWARETM UPON ANY CLAIMS HOWSOEVER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY PRODUCTS OR SERVICES FURNISHED OR TO BE FURNISHED BY LIGHTNING ROD SOFTWARETM UNDER THIS AGREEMENT WILL IN ANY EVENT BE ABSOLUTELY LIMITED TO THE AMOUNT PAID TO LIGHTNING ROD SOFTWARETM UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT NOTHING IN THIS AGREEMENT SHALL OPERATE TO RELIEVE LIGHTNING ROD SOFTWARETM FROM LIABILITY FOR ITS OWN WILLFUL OR WANTON RECKLESSNESS OR INTENTIONAL TORTS.

9.                                           TERM AND TERMINATION

9.1                                 Term:  This Agreement shall commence on the Effective Date and shall continue until terminated by either Party in accordance with the terms and conditions of this Agreement.

9.2                                 Termination:

(a)                                  Either Party shall have the right to terminate this Agreement in the event of a material breach or default by the other Party of any representation, warranty, covenant or obligation under this Agreement if, within thirty (30) days after written notice, the breaching or defaulting Party has failed to cure the breach or default.

(b)                                 Notwithstanding anything to the contrary contained herein, Licenses granted by Atio to End User Customers hereunder as of the time of termination or expiration, shall not be affected by expiration or termination of this Agreement for any reason

(c)                                  The following provisions shall survive any expiration or termination of this Agreement: 1. Definitions; 2. Grant of License (except to the extent terminated by LRS due to a material breach by Atio in accordance with the provisions of Section 9.2(a) in which case only those licenses existing under Section 9.2(b) shall survive); 3. Ownership; 4. Compensation; 5. Maintenance and Support; 7. Intellectual Property; 8. Indemnification; 9. Termination; 10. Confidentiality and Non-disclosure; and 11. General Provisions.

10.          CONFIDENTIALITY AND NON-DISCLOSURE

Confidential Information.  It may become necessary during the course of this Agreement for one Party to disclose to the other information which the disclosing Party considers confidential (“Confidential Information”).  Disclosure of such Confidential Information shall be governed by the terms of the Corporate Non-Disclosure Agreement entered into by the Parties prior to the Effective Date of this Agreement.  Neither Party may use the other Party’s name or trademarks in any type of advertisement materials, web sites, interviews, articles, brochures, business cards, project reference or client listings.

GENERAL PROVISIONS

11.1.                   Relationship of Parties/Independent Development. The Parties hereto are independent contractors. Neither Party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.  Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between Lightning Rod Software and Atio.  This Agreement does not preclude Atio or Lightning Rod Software from evaluating, acquiring from third parties not a Party to this Agreement, independently developing or marketing similar technologies or products, or making and entering into similar arrangements with other companies.  Neither Party is obligated by this Agreement to make such products or technologies available to the other.

11.2.                   Entire Agreement.  The terms and conditions of this Agreement, including its exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions.  Neither of the Parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement.  No amendments or modifications shall be effective unless in a writing signed by authorized representatives of both Parties.  These terms and conditions will prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any purchase order, acknowledgment or other writing not expressly incorporated into this Agreement.  This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument.  Facsimile signatures on this Agreement will be deemed original for all purposes.  The following exhibits are attached hereto and incorporated herein: Exhibit A (Licensed Software Description; Description of Trademarks; Licensed Territories).

11.3.                   Notices.  All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Lightning Rod Software,	If to Atio,
Lightning Rod Software	Atio International/Atio Pty Ltd.
5720 Smetana Drive, Suite 300	P.O. Box 4467, Rivonia 2128
Minnetonka, MN 55343	Johannesburg, South Africa
Phone: 952/939-3946	Phone:
Fax:	Fax: 001-27-11-235-7016
Attention: Chief Executive Officer	Attention: Chief Executive Officer

11.4.     Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery.  Either Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party at such changed address.

11.5.                   Assignment. The terms and conditions of this Agreement shall bind and ensure to each Party’s successors and assigns.

11.6.                   Waiver.  Failure by either Party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the Parties.

11.7.                   No Rule of Strict Construction.  Regardless of which Party may have drafted this Agreement, no rule of strict construction shall be applied against either Party.  If any provision of this Agreement is determined by a court to be unenforceable, the Parties will deem the provision to be modified to the extent necessary to allow it to be enforced to the extent permitted by law, or if it cannot be modified, the provision will be severed and deleted from this Agreement, and the remainder of the Agreement will continue in effect.

11.8.                   Governing Law. Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of Minnesota or federal courts located in Minnesota, without regard to principles of conflict of laws.

11.9.                   Jurisdiction. Each Party hereby agrees to jurisdiction and venue in the courts of the State of Minnesota for all disputes and litigation arising under or relating to this Agreement.

IN WITNESS WHEREOF, Atio and Lightning Rod Software, intending to be legally bound, have caused this Agreement to be executed and delivered by its duly authorized representative as of the Effective Date.

Lightning Rod Software, Inc.	Atio Corporation (PTY) Ltd.	Atio International, Inc.

Name:	Name:	Name:

Signature:	Signature:	Signature:

Its:	Its:	Its:

Date:	Date:	Date:

EXHIBIT “A”

A.            DESCRIPTION OF LICENSED SOFTWARE

The following is a description of the Licensed Software.

CyberCall 3 Component and Version

Checklist

Components	Version	Comments
API Tester	1.1.0.19	Checked
Call Centre Monitor	1.0.6.0	Not present
Call Centre Monitor Server	1.2.2.08	Checked
Campaign Manager	1.2.0.1	Checked
Campaign Server	2.1.1.3	Checked
CGI Gateway	2.2.1.3	Checked
Component Configuration	3.0.9.4	Checked
Config Builder	4.4.0.17	Checked
CTI Server	6.2.2.44	(Including CCM Server, Monitor, Postmaster, StatsProcess) Checked
CTI Server Simulator	1.4.1.0	Checked
Dialer	1.0.1.2	Checked
DB Scripts	1.2.0.17	Checked
Email Client	1.0.3.0	Checked
Fax Client	1.0.2.1	Checked
Fax Gateway	1.4.0.3	Checked
Fax Server	1.0.1.6	Checked
Health Monitor	1.0.1.0	Not present
Health Monitor Server	1.1.2.6	Checked
Install Wizard	1.0.0.18	Checked
License Manager	3.0.0.2	Checked
License Server	5.33	(CyberLicense.dll 1.0.1.4) Checked
License Utilities	1.0.0.1	Checked
Mail Gateway	1.6.1.5	Checked
Media Applications	1.10.8.35	Checked
Media Server	1.4.1.13	Checked
Number Server	???	Checked
PA Scripts	1.2.6.2	Checked
Postmaster	1.1.1.02	Checked
Power Agent	2.0.9.3	(Including PA Proxy and PA Tool Bar) Checked
Power Agent Server	2.0.5.3	Checked
Qmonitor	1.0.0.5	Checked
Statistics Manager	3.6.4.11	Checked
StatsProcess	1.1.2.03	Checked
StatsExport	1.0.0.2	Checked
Switch Interface	2.4.0.26	Checked
Switch Interface Proxy	1.7.5.0	Checked
Telemarketer	2.0.2.7	Checked
Voice Messaging Client	1.1.0.25	Checked
Voice Messaging Gateway	1.3.0.7	Checked
VRU	1.1.0.0	Checked

Documentation	All	Checked
Previous versions	All	(AtioCALL, CyberCall 2, Dev Versions) Checked

B.            DESCRIPTION OF TRADEMARKS

CyberCall

AtioCall

C.                                   ATIO’S TERRITORIES

The territory will be defined as Sub-Saharan Africa, including :

•                  South Africa

•                  Botswana

•                  Kenya

•                  Namibia

•                  Zimbabwe

•                  Zamia

•                  Tanzania

•                  Mauritius